Exhibit 23.1

ZYCPA Company Limited

Certified Public Accountants

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

Develocap, Inc.

We hereby consent to the use in the Registration Statement on Post-Effective Amendment No. 2 to Form S-1 of our report dated June 12, 2009 relating to the financial statements of Trai Thien Sea Transport Investment and Development Joint Stock Company (the “Company”) as of December 31, 2008 and 2007 and for the year ended December 31, 2008 and for the period from June 11, 2007 (inception) to December 31, 2007, which includes an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern, appearing in this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ ZYCPA Company Limited

ZYCPA Company Limited

(Formerly Zhong Yi (Hong Kong) C.P.A. Company Limited)

Certified Public Accountants

Hong Kong, China

November 2, 2009

9 FLOOR, CHINACHEM HOLLYWOOD CENTRE, 1-13 HOLLYWOOD RD, CENTRAL, HONG KONG

Phone: (852) 2573 2296          Fax: (852) 2384 2202          http://www.zycpa.us